EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-107867) pertaining to Goodrich Corporation Savings Plan for Wage Employees of our report dated August 11, 2005, with respect to the financial statements of Goodrich Corporation Savings Plan for Wage Employees included in this Annual Report (Form 11-K) for the period from January 1, 2005 through April 5, 2005.
/s/ Ernst & Young LLP
Charlotte, North Carolina
October 3, 2005

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